UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2006
American Oil & Gas, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-31547	88-0451554

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 17th Street, Suite 2400 Denver, CO		80265

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (303) 991-0173
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On September 1, 2006, American Oil & Gas, Inc. (“American”) entered into a Purchase and Sale Agreement with SunStone Oil and Gas, LLC pursuant to which American purchased an additional 25% working interest in the Fetter project for 2,050,000 shares of American’s common stock. This acquisition increases American’s Fetter ownership interests from 67.5% to 92.5%. The conveyance of the interests and issuance of the shares was completed on September 5, 2006.
     At SunStone’s request, the shares were issued to funds managed by BlackRock, Inc., and American entered into a Registration Rights Agreement on September 1, 2006 with those funds. American is required to make a shelf registration filing as promptly as practicable, but in any event, within 120 days.
Item 3.02. Unregistered Sales of Equity Securities.
     As stated in Item 1.01, American issued 2,050,000 shares of its common stock. The offering was made to accredited investors only and was made in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The securities were sold without any general solicitation and no commissions were paid.
     The shares of common stock are not registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
Item 8.01. Other Events.
     On September 6, 2006, American issued a press release announcing the issuance of the securities described above and providing drilling updates. A copy of the press release is furnished as Exhibit 99.1 to this Report.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Purchase and Sale Agreement, dated September 1, 2006, between SunStone Oil and Gas, LLC and American Oil & Gas, Inc.

10.2	Registration Rights Agreement, dated September 1, 2006, by and among American Oil & Gas, Inc. and Investors

99.1	Press Release dated September 6, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Oil & Gas, Inc.

Signature:	/s/ Andrew P. Calerich

Name:	Andrew P. Calerich
Title:	President
Dated: September 6, 2006

Exhibit Index

Exhibit Number	Description of Exhibit

10.1	Purchase and Sale Agreement, dated September 1, 2006, between SunStone Oil and Gas, LLC and American Oil & Gas, Inc.

10.2	Registration Rights Agreement, dated September 1, 2006, by and among American Oil & Gas, Inc. and Investors

99.1	Press Release dated September 6, 2006